Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Crown Castle International Corp.

We hereby consent to the incorporation by reference in Post-Effective Amendments No. 1 to the Registration Statements on Form S-8 (No. 333-163843 and No. 333-181715) of Crown Castle International Corp. of our report dated June 24, 2014 relating to the financial statements and supplemental schedule of the Crown Castle International Corp. 401(k) Plan, which appear in the Form 11-K of the Crown Castle International Corp. 401(k) Plan for the year ended December 31, 2013.

/s/ BDO USA, LLP
Pittsburgh, Pennsylvania
December 16, 2014